Exhibit 4.1

CONFIDENTIAL

THIRD SUPPLEMENTAL INDENTURE

THIRD SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of March 16, 2017, among Eldorado Resorts, Inc., a Nevada corporation (the “Company”), each subsidiary of the Company signatory hereto (collectively, the “Guaranteeing Subsidiaries”) and U.S. Bank National Association, as trustee under the Indenture referred to below (the “Trustee”).

W I T N E S S E T H

WHEREAS, the Company has heretofore executed and delivered to the Trustee an indenture (as amended by that certain First Supplemental Indenture dated as of December 16, 2015 and that certain Second Supplemental Indenture dated as of May 26, 2016 and as may be further amended, supplemented, or otherwise modified, the “Indenture”), dated as of July 23, 2015 providing for the issuance of the Company’s 7% Senior Notes due 2023 (the “Notes”);

WHEREAS, the Company has solicited consents (“Consents”) from the Holders of the Notes to amend the Indenture to increase the amount of debt that may be incurred by the Issuer and the Guarantors under clause (1) of the definition of “Permitted Debt”, pursuant to a Consent Solicitation Statement, dated March 6, 2017 (the “Consent Solicitation Statement”);

WHEREAS, the Holders of at least a majority in aggregate principal amount of the outstanding Notes as of the close of business on March 3, 2017, excluding Notes owned by the Company or any Guarantor or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or any Guarantor, voting as a single class have delivered valid Consents to the proposed amendment set forth in this Supplemental Indenture; and

WHEREAS, the Company has heretofore delivered or is delivering contemporaneously herewith to the Trustee (i) copies of resolutions of the Boards of Directors (or equivalent governing bodies or persons) of the Company and the Guarantors authorizing the execution of this Supplemental Indenture, (ii) evidence satisfactory to the Trustee of the Consents described in the immediately preceding paragraph, and (iii) the Officer’s Certificate and Opinions of Counsel described in Section 9.06 of the Indenture; and

WHEREAS, all other acts and proceedings required by law and the Indenture necessary to authorize the execution and delivery of this Supplemental Indenture and to make this Supplemental Indenture a valid and binding agreement for the purposes expressed herein, in accordance with its terms, have been complied with or have been duly done or performed.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto mutually covenant and agree for the benefit of each other and the equal and ratable benefit of the Holders of the Notes as follows:

1. CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2. AMENDMENT. Clause (1) of Section 4.9(b) of the Indenture is hereby amended and restated in its entirety to read as set forth below:

(1) the incurrence by the Issuer or any Guarantor (and/or the guarantee thereof by the Issuer or any Guarantor) of Indebtedness and letters of credit under the Existing ERI Credit Facility or other Credit Facilities; provided that the aggregate principal amount of all such Indebtedness outstanding under this clause (1) as of any date of incurrence (after giving pro forma effect to the application of the proceeds of such incurrence), including all Permitted Refinancing Indebtedness Incurred to repay, redeem, extend, refinance, renew, replace, defease or refund any Indebtedness incurred pursuant to this clause (1), shall not exceed the greater of (i) $1,750.0 million and (ii) four (4) times Consolidated EBITDA of the Issuer and its Restricted Subsidiaries (determined giving effect to clauses (1) through (6) of the second paragraph of the definition of Fixed Charge Coverage Ratio as if they were set forth in the definition of Consolidated EBITDA) for the twelve month period ended at the end of the most recent fiscal quarter for which financial statements are available, to be reduced dollar-for-dollar by the aggregate amount of all Net Proceeds from Asset Sales applied by the Issuer or any of its Restricted Subsidiaries to permanently repay Indebtedness under the Credit Facilities pursuant to Section 4.10(e);

3. EFFECTIVE DATE OF THIS SUPPLEMENTAL INDENTURE. This Supplemental Indenture shall be executed, delivered and effective as of the date first written above but shall not become operative until the last to occur of (a) the payment of the Consent Payment (as defined in the Consent Solicitation Statement) by the Company pursuant to the terms of the Consent Solicitation Statement and (b) satisfaction of the Merger Condition (as defined in the Consent Solicitation Statement).

4. REFERENCE TO AND EFFECT ON INDENTURE. On and after the date upon which this Supplemental Indenture becomes operative, each reference in the Indenture to “this Indenture,” “hereunder,” “hereof,” or “herein” (and all references to the Indenture in any other agreements, documents or instruments) shall mean and be a reference to the Indenture as supplemented by this Supplemental Indenture, unless the context otherwise requires. The Indenture, as supplemented by this Supplemental Indenture, shall be read, taken and construed as one and the same instrument. Except as specifically amended above, the Indenture shall remain in full force and effect and is hereby ratified and confirmed.

5. NEW YORK LAW TO GOVERN. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

6. COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same

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agreement. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

7. EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

8. THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Company and the Guaranteeing Subsidiaries.

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IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

ELDORADO RESORTS, INC.

By:	/s/ Gary L. Carano
Name:	Gary L. Carano
Title:	Chief Executive Officer

ELDORADO HOLDCO LLC

By: Eldorado Resorts, Inc.
Its: Managing Member

	By:	/s/ Gary L. Carano
	Name:	Gary L. Carano
	Title:	Chief Executive Officer

ELDORADO RESORTS LLC

By: Eldorado Holdco LLC
Its: Managing Member

By: Eldorado Resorts, Inc.
Its: Managing Member

		By:	/s/ Gary L. Carano
		Name:	Gary L. Carano
		Title:	Chief Executive Officer

ELDORADO SHREVEPORT #1, LLC ELDORADO SHREVEPORT #2, LLC

By:	/s/ Gary L. Carano
Name:	Gary L. Carano
Title:	Manager

[Signature Page to Third Supplemental Indenture]

ELDORADO CASINO SHREVEPORT JOINT VENTURE

By: Eldorado Shreveport #1, LLC
Its: Managing Partner

By:	/s/ Gary L. Carano
	Name:	Gary L. Carano
	Title:	Manager

MTR GAMING GROUP, INC. MOUNTAINEER PARK, INC. PRESQUE ISLE DOWNS, INC. SCIOTO DOWNS, INC.

By:	/s/ Gary L. Carano
Name:	Gary L. Carano
Title:	Chief Executive Officer

ELDORADO LIMITED LIABILITY COMPANY

By: Eldorado Resorts LLC
Its: Sole Member

By: Eldorado Holdco LLC
Its: Sole Member

By: Eldorado Resorts, Inc.
Its: Sole Member

			By:	/s/ Gary L. Carano
			Name:	Gary L. Carano
			Title:	Chief Executive Officer

CCR NEWCO LLC

By: CC-Reno LLC
Its: Sole Member

By: Eldorado Resorts, Inc.
Its: Sole Member

		By:	/s/ Gary L. Carano
		Name:	Gary L. Carano
		Title:	Chief Executive Officer

[Signature Page to Third Supplemental Indenture]

CIRCUS AND ELDORADO JOINT VENTURE, LLC

By: Eldorado Limited Liability Company
Its: Sole Member

By: Eldorado Resorts LLC
Its: Sole Member

By: Eldorado Holdco LLC
Its: Sole Member

By: Eldorado Resorts, Inc.
Its: Sole Member

	By:	/s/ Gary L. Carano
	Name:	Gary L. Carano
	Title:	Chief Executive Officer

CC-RENO LLC

By: Eldorado Resorts, Inc.
Its: Sole Member

By:	/s/ Gary L. Carano
Name:	Gary L. Carano
Title:	Chief Executive Officer

[Signature Page to Third Supplemental Indenture]

U.S. BANK NATIONAL ASSOCIATION
as Trustee

By:	/s/ Michael Hopkins
Name:	Michael Hopkins
Title:	Vice President

[Signature Page to Third Supplemental Indenture]